Exhibit 99.1

Guardion Health Sciences Announces Financial Results for the Three Months and Six Months Ended June 30, 2024

Guardion Also Provides an Update to Stockholders of Significant Recent Developments

HOUSTON, TEXAS – August 13, 2024 (GLOBE NEWSWIRE) – Guardion Health Sciences, Inc. (Nasdaq: GHSI) (“Guardion” or the “Company”), a clinical nutrition company that offers science-based, clinically supported products designed for consumer ocular health, today announced its financial results for the three months and six months ended June 30, 2024, as described below. The Company also provided an update to stockholders of significant recent developments.

Recent Developments:

Sale of Viactiv® Brand and Business

On May 31, 2024, as previously disclosed publicly, the Company completed the sale of all of the outstanding equity interests of Activ Nutritional, LLC (“Activ”), which owns the Viactiv® brand and business and was the wholly-owned subsidiary of Viactiv Nutritionals, Inc., a wholly-owned subsidiary of the Company, pursuant to an equity purchase agreement (the “Agreement”) with Doctor’s Best Inc. The stockholders of the Company approved the sale of Activ at a Special Meeting of Stockholders held on May 23, 2024.

Activ was sold for gross cash consideration of $17,200,000. The Company received net cash proceeds of $16,250,000 at closing, with another $225,000 retained in a third-party escrow account, to be released in accordance with the terms of the Agreement.

The operations of Activ have been reported as discontinued operations for all periods presented in the Company’s condensed consolidated financial statements for the three months and six months ended June 30, 2024 and 2023.

As a result of the sale of the Viactiv® brand and business, the Company had minimal operations at June 30, 2024.

Stockholder Approval of Plan of Liquidation and Dissolution

At the Special Meeting of Stockholders, which was adjourned on May 23, 2024 and reconvened on May 31, 2024, the stockholders approved the voluntary dissolution and liquidation of the Company pursuant to a Plan of Liquidation and Dissolution, which authorizes the Company to liquidate and dissolve in accordance with its terms. However, such decision is subject to the Company’s ability, in its sole discretion, to abandon or delay the Plan of Liquidation and Dissolution in the event the Board of Directors determines that another transaction would be in the best interests of the Company’s stockholders. The Company is actively reviewing alternative transaction proposals and expects to complete this process during the quarter ending September 30, 2024.

These developments and strategies are the result of a broad review of strategic alternatives by the Company’s Board of Directors over the past year.

Liquidity and Business Plans

As of June 30, 2024, the Company had $14,822,826 of cash, and working capital (including cash) of $14,374,922. The Board of Directors is continuing to evaluate whether or not to declare, and the timing of, one or more cash distributions to the Company’s stockholders in the near-term. The Company expects to make this determination during the quarter ending September 30, 2024.

Financial highlights for the three months ended June 30, 2024 include the following:

●	Total revenue for ocular products was $72,918 for the three months ended June 30, 2024, as compared to $79,633 for the three months ended June 30, 2023.

●	Gross profit (loss) was $36,346 for the three months ended June 30, 2024, as compared to $(6,941) for the three months ended June 30, 2023.

●	Gross margin for the three months ended June 30, 2024 was 49.8%, as compared to (8.7)% for the three months ended June 30, 2023.

●	Total operating expenses for the three months ended June 30, 2024 were $1,417,672, as compared to $1,413,443 for the three months ended June 30, 2023.

●	Loss from operations for the three months ended June 30, 2024 was $(1,381,326), as compared to $(1,420,384) for the three months ended June 30, 2023.

●	Loss from continuing operations was $(2,133,026) for the three months ended June 30, 2024, as compared to $(1,580,150) for the three months ended June 30, 2023.

●	Income from discontinued operations, including the gain on the sale of discontinued operations of $12,742,385 in 2024, was $12,457,356 for the three months ended June 30, 2024, as compared to $407,739 for the three months ended June 30, 2023.

●	Net income for the three months ended June 30, 2024 was $10,324,330, as compared to a net loss of $(1,172,411) for the three months ended June 30, 2023.

Financial highlights for the six months ended June 30, 2024 include the following:

●	Total revenue for ocular products was $154,037 for the six months ended June 30, 2024, as compared to $173,874 for the six months ended June 30, 2023.

●	Gross profit was $73,299 for the six months ended June 30, 2024, as compared to $18,740 for the six months ended June 30, 2023

●	Total operating expenses for the six months ended June 30, 2024 were $2,855,944, as compared to $3,150,315 for the six months ended June 30, 2023.

●	Loss from operations for the six months ended June 30, 2024 was $(2,782,645), as compared to $(3,131,575) for the six months ended June 30, 2023.

●	Loss from continuing operations was $(6,727,289) for the six months ended June 30, 2024, as compared to $(1,294,242) for the six months ended June 30, 2023.

●	Income from discontinued operations, including the gain on the sale of discontinued operations of $12,742,385 in 2024, was $12,304,875 for the six months ended June 30, 2024, as compared to $654,922 for the six months ended June 30, 2023.

●	Net income for the six months ended June 30, 2024 was $5,577,587, as compared to a net loss of $(639,320) for the six months ended June 30, 2023.

●	The Company had 1,284,156 shares of common stock issued and outstanding at June 30, 2024.

Redemption of Warrants

The closing of the sale of Activ on May 31, 2024 represented a “Fundamental Transaction” pursuant to the terms of the Company’s Series A Warrants. As a result, within 30 days after the closing of the sale of Activ, each Series A Warrant holder had the option to elect to have its Series A Warrants redeemed, in whole or in part, for a cash payment based on a calculation of the defined Black-Scholes value of each warrant as prescribed in the Series A Warrant agreement. Accordingly, during June and July 2024, the Company paid a total of $5,632,429 and $7,325, respectively, to warrant holders who exercised their redemption rights, in the settlement and redemption of 621,300 Series A warrants. At June 30, 2024, there were 68,800 Series A Warrants that were not redeemed and remained outstanding.

In addition, 37,000 warrants were issued in February 2022 to the placement agent that facilitated the February 2022 securities offering. The placement agent warrants had the same “Fundamental Transaction” provisions as described above. The Company paid the Black-Scholes value of the placement agent warrants of $319,625 to the placement agent, which was recorded as a cost related to the settlement of the warrants in the accompanying condensed consolidated statement of operations for the three months and six months ended June 30, 2024.

Financial Results

Additional information with respect to the Company’s business, operations and financial condition as of June 30, 2024, and for the three months and six months ended June 30, 2024 and 2023, is contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, which has been filed with the SEC and is available at www.sec.gov.

About Guardion Health Sciences, Inc.

Guardion Health Sciences, Inc. (Nasdaq: GHSI) is a clinical nutrition company that offers science-based, clinically supported products designed for consumer ocular health. Information and risk factors with respect to Guardion and its business may be obtained in the Company’s filings with the SEC at www.sec.gov.

Forward-Looking Statements

The matters described herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements contain information about our expectations, beliefs, plans or intentions regarding our product development and commercialization efforts, research and development efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “hopes” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing.

These statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, and involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the completion of the Company’s Plan of Liquidation and Dissolution, the use of the proceeds received from the sale of the Viactiv business, the Company’s decision to continue to fund or wind-down its operations subsequent to the sale of the Viactiv business, the sale or other disposition of the Company’s ocular healthcare business, the exploration, timing and feasibility of alternatives to the Company’s Plan of Liquidation and Dissolution, supply chain disruptions, a potential recession and the condition of the economy in general, the Company’s ability to successfully market its remaining products and inventory, and the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements.

Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information about Guardion Health Sciences, Inc., Contact:

investors@guardionhealth.com

Phone: 1-800 873-5141 Ext 208